LookSmart, Ltd. - Form 8-K - January 30, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 24, 2013

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, Suite 324, San Francisco, CA	94105
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 348-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LookSmart, Ltd. - Form 8-K - January 30, 2013

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, Mark L. Sanders and Scott L. Kauffman each resigned as a member of the board of directors of LookSmart, Ltd. (the "Company").

On January 25, 2013, the board of directors removed Jean-Yves Dexmier as Chief Executive Officer of the Company; and he subsequently resigned as a director of the Company on January 28, 2013.

On January 25, 2013, the board of directors appointed Michael Onghai as Chief Executive Officer of the Company to hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Onghai is 42 years old and has served as a director of the Company since January 14, 2013. In addition to serving as a director and Chief Executive Officer of the Company, Mr. Onghai is the President of Snowy August Management LLC, an alternative investment manager headquartered in New York.  Snowy August provides value-oriented investment management services, focusing on information technology and Southeast Asian businesses and investments. Prior to founding Snowy August in 2012, Mr. Onghai served as a principal and portfolio manager of Ibis Management LLC, an investment management firm he joined in August 2003. In 2011, Mr. Onghai founded AppAddictive, a venture-backed social media digital holding company. Mr. Onghai previously founded and sold other companies, including DailyStocks.com and StockSheet.com, and worked in software development at Price-Waterhouse and Capital Group. Mr. Onghai was the third employee at GeoCities, which was acquired by Yahoo in 1998. Mr. Onghai is also a CFA charterholder and a multiple award winner at ValueInvestorsClub.com. Mr. Onghai graduated from UCLA with a B.S. degree in Electrical Engineering and Computer Science.

Mr. Onghai also serves as a director of MGT Capital Investments, Inc., a NYSE MKT-listed company.

Remainder of Page Intentionally Left Blank. Signature Page to Follow.

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LookSmart, Ltd. - Form 8-K - January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LookSmart, Ltd.

Date: January 30, 2013	By: /s/ Michael Onghai
Name: Michael Onghai
Title: Chief Executive Officer

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